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                                                                      EXHIBIT 23

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8, Nos. 33-57612 and 33-32852) pertaining to the Dyersburg Corporation 1992 Incentive Stock Option Plan and in the Registration Statement (Form S-8 No. 33-74350) pertaining to the Dyersburg Corporation Stock Option Plan for Employees of Acquired Companies of our report dated November 2, 1998, with respect to the consolidated financial statements and schedule of Dyersburg Corporation included in the Annual Report (Form 10-K) for the year ended October 3, 1998.


                                      /s/ Ernst & Young LLP
Memphis, Tennessee
December 17, 1998



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